Exhibit 99.1

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FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin/Marybeth Csaby / David Burke
212-896-1214 / 212-896-1236 / 212-896-1258
jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

AMPAL-AMERICAN ISRAEL CORPORATION FILES DRAFT PRELIMINARY PROSPECTUS WITH THE ISRAEL SECURITIES AUTHORITY

RECEIVES A2 RATING FROM MIDROOG LTD. (AN AFFILIATE OF MOODY'S INVESTORS SERVICE)

Tel Aviv, Israel – March 27, 2008 - Ampal-American Israel Corporation - (NASDAQ: "AMPL") announced today that it has filed a draft preliminary prospectus with the Israel Securities Authority and the Tel Aviv Stock Exchange in connection with a possible offering to the public in Israel of Series B debentures which will be listed only on the Tel Aviv Stock Exchange. This offering will only be made to certain non-U.S. persons in accordance with Regulation S under the United States Securities Act of 1933, as amended.

Ampal further announced that Midroog Ltd. (an affiliate of Moody's Investors Service) issued today a rating report raising the rating of Ampal’s Series A debentures that are traded on the Tel Aviv Stock Exchange from A3 to A2. Midroog also granted a rating of A2 (subject to certain conditions) to the possible offering of the Ampal’s Series B debentures in an offering amount of up to $176.5 million.

The debentures have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the debentures nor a solicitation for an offer to purchase the debentures. Further, this press release shall not constitute any offer, solicitation or sale of any debentures in any jurisdiction in which such offering sold would be unlawful.

There is no assurance that the proposed offering of debentures will be completed. The consummation of this offering and its terms are subject to market conditions, a decision of Ampal's board of directors, to the publishing of a final prospectus approved by the Israel Securities Authority and the approval of the Tel Aviv Stock Exchange for the listing of the debentures.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.